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Exhibits 5.2, 8.2 and 23.2

February 10, 2014

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005

Re:	Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation (the “Registrant”), in connection with the preparation of the Registrant’s Registration Statement on Form S-3 (the “Registration Statement”) relating to the issuance from time to time of the Registrant’s commercial mortgage pass-through certificates (the “Certificates”) in one or more series (each, a “Series”).  The Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As described in the prospectus (the “Prospectus”) included as part of the Registration Statement, the Registrant will from time to time establish issuing entities that will issue securities in one or more series (each, a “Series”) in the form of commercial mortgage pass-through certificates (the “Certificates”).  Each Series of Certificates will be issued, and will evidence interests in a trust fund established, under a separate pooling and servicing agreement (a “Pooling and Servicing Agreement”) between the Registrant, the trustee named therein and (if applicable) one or more additional parties identified in the prospectus supplement relating to such Series of Certificates (the related “Prospectus Supplement”).

In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion.  In our examination, we have assumed the following:  (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; (e) the conformity of the text of

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each document filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us; and (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed.  As to any facts material to the opinions expressed herein that were not known to us, we have relied upon (1) certificates, statements and representations of officers and other representatives of the Registrant and others and (2) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Registrant, dated January 31, 2014 (the “Delaware Good Standing Certificate”).

In rendering this opinion, we have further assumed that:  (i) the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form filed as an exhibit to the Registration Statement; and (ii) the transactions contemplated to occur under the Registration Statement, the Prospectus included as part of the Registration Statement, the related Prospectus Supplement with respect to each Series of Certificates and the related Pooling and Servicing Agreement with respect to each Series of Certificates in fact occur in accordance with the respective terms thereof.

Based upon and subject to the foregoing, we are of the opinion that—

A.           When (i) the Registration Statement has become effective, (ii) the issuance and principal terms of any Series of Certificates have been duly authorized by all necessary action by the Registrant, (iii) the Pooling and Servicing Agreement relating to such Series has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and (iv) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto, in the Prospectus included as part of the Registration Statement and in any Prospectus Supplement relating to such Series, then the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable.

B.           The descriptions set forth under the captions “Certain Federal Income Tax Consequences,” “Federal Income Tax Consequences for REMIC Certificates” and “Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made” in the Prospectus included as part of the Registration Statement, although they do not discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the Internal Revenue Code of 1986 (the “Code”)), otherwise correctly describe the material aspects of the federal income tax treatment of an investment in a Series of Certificates commonly applicable to investors that are U.S. Persons (as defined in such Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.  We also hereby confirm the opinion expressly set forth under such headings as our opinion.

C.           Based solely on the Delaware Good Standing Certificate, the Registrant is validly existing and in good standing under the laws of the State of Delaware.

The opinion set forth in paragraph B above is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction.  The opinion set forth in paragraph B above is rendered as of the date hereof and is based on the current provisions of the Code and the Treasury Regulations issued or proposed thereunder, revenue rulings, revenue procedures and other published releases of the Internal Revenue Service and current case law, any of which can change at any time.  Any change can apply retroactively and modify the legal conclusions upon which such opinion is based.  This opinion is rendered as of the date hereof and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, that may be brought to our attention at a later date.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the discussion of our opinions set forth in this opinion letter under the headings “Legal Matters,” “Certain Federal Income Tax Consequences,” “Federal Income Tax Consequences for REMIC Certificates” and “Federal Income Tax Consequences for Certificates as to which no REMIC Election is Made” in the Prospectus included as part of the Registration Statement and “Material Federal Income Tax Consequences” and “Legal Matters” in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant.  In giving such consent, we do not consider that we are “experts”, within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We express no opinion as to any laws other than the federal laws of the United States of America, the laws of the State of New York and, solely with respect to the opinion set forth in paragraph (C) above, the Delaware General Corporation Law.  We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.  We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Registrant.

Very truly yours,

/s/ Sidley Austin LLP